STOCK OPTION AGREEMENT

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

                      OPTION TO PURCHASE _______ SHARES OF
             COMMON STOCK OF INTEGRATED COMMUNICATION NETWORKS, INC.

                      Exercisable Commencing July 22, 1999;
                            Void after July 22, 2004

         THIS CERTIFIES that, for value received, ___________________ or its assigns (the "Optionee") is entitled, subject to the terms and conditions set forth in this option, the option to purchase from Integrated Communication Networks, Inc., a Nevada corporation (the "Company"), _________ fully paid, duly authorized and nonassessable shares (the "Shares"), of Common Stock, $.01 par value per share, of the Company (the "Common Stock"), at any time commencing July 22, 1999 and continuing up to 5:00 p.m. Los Angeles time on July 22, 1999 (the "Exercise Period") at an exercise price of $3.37 per share (the "Option").

         This Option is subject to the following provisions, terms and conditions:

         Section 1. TRANSFERABILITY.

         1.1 REGISTRATION. The Options shall be issued only in registered form.

         1.2 TRANSFER. This Option shall be transferable only on the books of the Company maintained at its principal executive offices upon surrender thereof for registration of transfer duly endorsed by the Optionee or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver a new Optoin or Options in appropriate denominations to the person or persons entitled thereto.

         1.3 COMMON STOCK TO BE ISSUED. Upon the exercise of any Option and upon receipt by the Company of a facsimile or original of Optionee's duly filled in and signed Election to Exercise (See Exhibit A), Company shall instruct its transfer agent to issue stock certificates, subject to the restrictive legend set forth below, in the name of Optionee (or its nominee) and in such denominations to be specified by Optionee representing the number of shares of Common Stock issuable upon such exercise, as applicable. Company warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of the Company. It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the certificate of Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the exercise date. Upon surrender of any Option that is to be converted in part, the Company shall issue to the Optionee a new Option equal to the unconverted amount, if so requested by Optionee. Certificates representing Common Stock issued upon exercise of this Option will contain the following legend, if required by law:

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

         Section 2. EXCHANGE OF OPTION CERTIFICATE. Any Option certificate may be exchanged for another certificate or certificates of like tenor entitling the Optionee to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitle such Optionee to purchase. Any Optionee desiring to exchange a Optoin certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Option to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Option certificate as so requested.

         Section 3. TERMS OF THE OPTION: EXERCISE OF OPTION.
         (a) Subject to the terms of this Agreement, the Optionholder shall have the right, at any time and from time to time after July 22, 1999, until 5:00 p.m., Pacific Time, on July 22, 2004, to purchase from the Company up to the number of fully paid and nonassessable shares to which the Optionee may at the time be entitled to purchase pursuant to this Agreement, upon presentment to the Company the Election to Exercise form attached hereto, duly filled out and executed and accompanied with applicable payment in the aggregate amount equal to the Exercise Price multiplied by the number of shares of Common Stock being purchased. At the option of the Holder, payment of the Exercise Price may be made either by (i) personal or business check payable to the order of the Compajy (ii) surrender of certificates then held representing, or deduction from the number of shares issuable upon exercise of the Option, of that number of shares which has an aggregate Fair Value determined in accordance with this Agreement on the date of exercise equal to the aggregate Exercise Price for all shares to be purchased pursuant to the Option, (iii) by a promissory note bearing interest at six percent (6%) per annum and payable in five equal annual installments commencing on the first anniversary of the exercise of the Option, or (iv) by any combination of the foregoing methods. Within five business days of the Company's receipt of the Election to Exercise Form and the requisit payment (if any), the Company shall issue and deliver (or cause to be delivered) to the exercising holder stock certificates aggregating the number of shares of the Option Agreement.

         (b) Partial Exercise. In the event of a partial exercise of the Option, the Company shall issue and deliver to the Holder a new Option at the same time such stock certificates are delivered, which new Option shall entitle the Holder to purchase the balance of the Exercise Quantity not purchased in that partial exercise and shall otherwise be upon the same terms and provisions of the Option.


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

         (c) Such exercise shall be effectuated by surrendering to the Company, or its attorney, the Options to be converted together with a facsimile or original of the duly filled in and signed Election to Exercise which evidences Optionee's intention to exercise those Options indicated. The date on which the Election to Exercise is effective ("Exercise Date") shall be deemed to be the date on which the Optionee has delivered to the Company a facsimile or original of the duly filled in and signed Election to Exercise, as long as the original Options to be exercised are received by the Company or its designated attorney within eight business days thereafter. As long as the Options to be exercised are received by the Company within eight business days after it receives a facsimile or original of the signed Election to Exercise, the Company shall deliver to the Optionee, or per the Optionee's instructions, the shares of Common Stock within three business days of receipt of the Options to be converted.

         (d) Nothing contained in this Option shall be deemed to establish or require the payment of interest to the Optionee at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Optionee to the Company.

         (e) The Company shall at all times reserve and have available all Common Stock necessary to meet exercise of the Options by all Optionees of the entire amount of Options then outstanding. If, at any time Optionee submits an Election to Exercise and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect, in full, a exercise of the Options (an "Exercise Default", the date of such default being referred to herein as the "Exercise Default Date"), the Company shall issue to the Optionee all of the shares of Common Stock which are available, and the Election to Exercise as to any Options requested to be converted but not converted (the "Unconverted Options"), upon Optionee's sole option, may be deemed null and void. The Company shall provide notice of such Exercise Default ("Notice of Exercise Default") to all existing Optionees of outstanding Options, by facsimile, within two (2) business days of such default (with the original delivered by overnight or two day courier), and the Optionee shall give notice to the Company by facsimile within five business days of receipt of the original Notice of Exercise Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Election to Exercise.

         (f) In the event the Optionee exercises its piggy-back registration rights as set forth in Section 14 of this Option, the Company shall furnish to Optionee such number of prospectuses and other documents incidental to the registration of the Common Stock underlying the Options, including any amendment of or supplements thereto.


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

         (g) Each person in whose name any certificate for shares of Common Stock shall be issued shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on the date on which the Option was surrendered and payment of the purchase price and any applicable taxes was made, irrespective of date of issue or delivery of such certificate, except that if the date of such surrender and payment is a date when the Common Stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such Shares on the next succeeding date on which such Share transfer books are open. The Company shall not close such Common Stock transfer books at any one time for a period longer than seven days.

         Section 4. PAYMENT OF TAXES. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Common Stock; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable, (i) with respect to any secondary transfer of this Option or the Common Stock issuable upon exercise hereof or (ii) as a result of the issuance of the Common Stock to any person other than the Optionee, and the Company shall not be required to issue or deliver any certificate for any Common Stock unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have produced evidence that such tax has been paid to the appropriate taxing authority.

         Section 5. MUTILATED OR MISSING OPTION. In case the certificate or certificates evidencing this Option shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Optionee, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Option certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Option and of a bond of indemnity, if requested, also satisfactory to the Company in form and amount, and issued at the applicant's cost. Applicants for such substitute Option certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         Section 6. RESERVATION OF SHARES. The issuance, sale and delivery of the Option has been duly authorized by all required to take corporate action on the part of the Company and when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable and enforceable in accordance with their terms, subject to the laws of bankruptcy and creditors' rights generally. The Company shall pay all taxes in respect of the issue thereof. As a condition precedent to the taking of any action that would result in the effective purchase price per share of Common Stock upon the exercise of this Option being less than the par value per share (if such shares of Common Stock then have a par value), the Company will take such corporate action as may, in the opinion of its counsel, be necessary in order that the Company may comply with all its obligations under this Agreement with regard to the exercise of this Option.

         Prior to exercise of all the Options, if at anytime exercise of all the Options outstanding results in an insufficient number of shares of Common Stock being available to cover exercise of this Option in full, then in such event, the Company will move to call and hold a shareholder's meeting within thirty
(30) days of such event for the purpose of authorizing additional Shares to cover exercise of this Option in full. In such an event the Company shall: (1) recommend its current or future officers, directors and other control people to vote their shares in favor of increasing the authorized number of shares of Common Stock and (2) recommend to all shareholders to vote their shares in favor of increasing the authorized number of shares of Common Stock to the extent permitted by law. As for any shareholders who do not vote on the issue of


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

increasing the authorized number of shares of Common Stock, such failure to vote shall automatically be taken as a vote in favor of increasing the authorized number of shares of Common Stock. The proxy sent out by the Company to all shareholders shall provide that if no vote is received a consent to action will be executed on behalf of those shares of Common Stock for which no vote was received, in favor of increasing the authorized number of shares of Common Stock of the Company to the extent permitted by law. Company represents and warrants that under no circumstances will it deny or prevent Optionee from exercising the Options as permitted under the terms of the Options and by law.

         Section 7. OPTION PRICE. The price per Share (the "Option price") at which Shares shall be purchasable upon the exercise of this Option shall be $3.37, subject to adjustment pursuant to Section 8 hereof.

         Section 8. ADJUSTMENT OF OPTION PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Option and the Option Price shall be subject to adjustment from time to time after the date hereof upon the happening of certain events, as follows:

         8.1 ADJUSTMENTS. The number of Shares purchasable upon the exercise of this Option shall be subject to adjustments as follows:

         (a) In case the Company shall (i) pay a dividend on Common Stock in Common Stock or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock, (ii) declare a dividend payable in cash on its Common Stock and at substantially the same time offer its shareholders a right to purchase new Common Stock (or securities convertible into, exchangeable for or other entitling a holder thereof to receive Common Stock) from the proceeds of such dividend (all Common Stock so issued shall be deemed to have been issued as a stock dividend), (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iv) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (v) issue by reclassification of its Common Stock any shares of Common Stock of the Company, the number of shares of Common Stock issuable upon exercise of the Options immediately prior thereto shall be adjusted so that the holders of the Options shall be entitled to receive after the happening of any of the events described above that number and kind of shares as the holders would have received had such Options been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subdivision shall become effective immediately after the close of business on the record date in the case of a stock dividend and shall become effective immediately after the close of business on the effective date in the case of a stock split, subdivision, combination or reclassification.

         (b) In case the Company shall distribute, without receiving consideration therefor, to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends other than as described in Section (8)(a)(ii)), then in such case, the number of shares of Common Stock thereafter issuable upon exercise of the Options shall be determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of the Options, by a fraction, of which the numerator shall be the closing bid price per share of Common Stock on the record date for such distribution, and of which the denominator shall be the closing bid price of the


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

Common Stock less the then fair value (as determined by the Board of Directors of the Company, on the record date whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed per share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

         (c) Any adjustment in the number of shares of Common Stock issuable hereunder otherwise required to be made by this Section 8 will not have to be adjusted if such adjustment would not require an increase or decrease of one percent (1%) or less in the number of shares of Common Stock issuable upon exercise of the Option. No adjustment in the number of Shares purchasable upon exercise of this Option will be made for the issuance of shares of capital stock to directors, employees or independent contractors pursuant to the Company's or any of its subsidiaries' stock option, stock ownership or other benefit plans or arrangements or trusts related thereto or for issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under such plan.

         (d) Whenever the number of shares of Common Stock issuable upon the exercise of the Options is adjusted, as herein provided the Option Price shall be adjusted (to the nearest cent) by multiplying such Option Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock issuable upon the exercise of each share of the Options immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock issuable immediately thereafter.

         (e) The Company from time to time by action of its Board of Directors may decrease the Option Price by any amount for any period of time if the period is at least 20 days, the decrease is irrevocable during the period and the Board of Directors of the Company in its sole discretion shall have made a determination that such decrease would be in the best interest of the Company, which determination shall be conclusive. Whenever the Option Price is decreased pursuant to the preceding sentence, the Company shall mail to holders of record of the Options a notice of the decrease at least 15 days prior to the date the decreased Option Price takes effect, and such notice shall state the decreased Option Price and the period it will be in effect.

         8.2 MERGERS. ETC. In the case of any (i) consolidation or merger of the Company into any entity (other than a consolidation or merger that does not result in any reclassification, exercise, exchange or cancellation of outstanding shares of Common Stock of the Company), (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of the Company as an entirety or substantially as an entirety, or (iii) reclassification, capital reorganization or change of the Common Stock (other than solely a change in par value, or from par value to no par value), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each holder of Options then outstanding shall have the right thereafter to exercise such Option only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or reclassification by a holder of the number of shares of Common Stock of the Company into which such Options would have been converted immediately prior to such consolidation, merger, sale, transfer, capital reorganization or reclassification, assuming such holder of Common Stock of the


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

Company (A) is not an entity with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent entity"), or an affiliate of a constituent entity, and (B) failed to exercise his or her rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an affiliate thereof and in respect of which such rights or election shall not have been exercised ("non-electing share"), then for the purpose of this Section 8.2 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provision set forth herein with respect to the rights and interests thereafter of the holder of Options, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of the Options. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, capital reorganizations and reclassifications. The Company shall not effect any such consolidation, merger, sale or transfer unless prior to or simultaneously with the consummation thereof the successor company or entity (if other than the Company) resulting from such consolidation, merger, sale or transfer assumes, by written instrument, the obligation to deliver to the holder of Options such shares of stock, securities or assets as, in accordance with the foregoing provision, such holder may be entitled to receive under this Section 8.2.

         Section 8.3 STATEMENT OF OPTIONS. Irrespective of any adjustments in the Option Price or the number or kind of shares purchasable upon the exercise of this Option, this Option certificate or certificates hereafter issued may continue to express the same price and number and kind of shares as are stated in this Option.

         Section 9. FRACTIONAL SHARES. Any fractional shares of Common Stock issuable upon exercise of the Options shall be rounded to the nearest whole share or, at the election of the Company, the Company shall pay the holder thereof an amount in cash equal to the closing bid price thereof. Whether or not fractional shares are issuable upon exercise shall be determined on the basis of the total number of Options the holder is at the time exercising and the number of shares of Common Stock issuable upon such exercise.

         Section 10. NO RIGHTS AS STOCKHOLDERS: NOTICES TO OPTIONEES. Nothing contained in this Option shall be construed as conferring upon the Optionee or its transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder with respect to any meeting of stockholders for the election of directors of the Company or any other matter. If, however, at any time prior to 5:00 p.m., Los Angeles time, on July 22, 2004, (the "Expiration Time") and prior to the exercise of this Option, any of the following events shall occur:

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

         (a) any action which would require an adjustment pursuant to Section 8.1; or

         (b) a dissolution, liquidation or winding up of the Company or any consolidation, merger or sale of its property, assets and business as an entirety;

then in any one or more of said events, the Company shall give notice in writing of such event to the Optionee at least 10 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights, or other rights or for the effective date of any dissolution, liquidation of winding up or any merger, consolidation, or sale of substantially all assets, but failure to mail or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any such action taken. Such notice shall specify such record date or the effective date, as the case may be.

         Section 11. SUCCESSORS. All the covenants and provisions of this Option by or for the benefit of the Company or the Optionee shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

         Section 12. APPLICABLE LAW. This Option shall be construed and enforced in accordance with and the rights of the parties shall be governed by the laws of the State of California.

         Section 13. BENEFITS OF THIS AGREEMENT. Nothing in this Option shall be construed to give to any person or corporation other than the Company and the Optionee any legal or equitable right, remedy or claim under this Option, and this Option shall be for the sole and exclusive benefit of the Company and the Optionee.

         Section 14. PIGGY-BACK REGISTRATION RIGHTS. The Company agrees to register the Common Stock underlying this Option in and when the Company decides to file a registration statement for its common stock.

         Section 15. DEFINITIONS.

         "COMMON STOCK" shall mean (i) Common Stock, $.01 par value per share, of the Company and (ii) any other security purchasable upon the exercise of this Option upon the happening of certain events.

         IN WITNESS WHEREOF, the parties have caused this Option to be duly executed, all as of the day and year first above written.


                                     INTEGRATED COMMUNICATION NETWORKS, INC.



                                      By:_____________________________________

                                          Chairman and CEO duly authorized



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


                                    EXHIBIT A

                     INTEGRATED COMMUNICATION NETWORKS, INC.

                              ELECTION TO EXERCISE


INTEGRATED COMMUNICATION NETWORKS, INC.


The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Option for, and to purchase thereunder, _______shares of Common Stock (the "Share") provided for therein, and requests that certificates for the Shares be issued in the name of:*

Name:_____________________________________________________________
Address:__________________________________________________________
Social Security No._______________________________________________
or Tax ID Number:_________________________________________________

and, if such number of Shares shall not be all of the Shares purchasable under the Option, that a new Option certificate for the balance of the Shares purchasable under the within Option be registered in the name of the undersigned Optionee or his Assignee* as indicated below and delivered to the address stated below:

Dated:________, 19___

Name of Optioneer or
Assignee (Please Print)___________________________________________

Address:__________________________________________________________

Signature:________________________________________________________

Signature Guaranteed:_____________________________________________
                                    Signature of Guarantor

--------------------
* The Option contains restrictions on sale, assignment or transfer.

** Note: The above signature must correspond with the name as written on the face of this Option certificate in every particular, without alteration or enlargement or any change whatever, unless this Option has been assigned.


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



                               FORM OF ASSIGNMENT
                               ------------------

                 (To be signed only upon assignment of Option)*
                   -------------------------------------------




FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Name and Address of Assignee must be Printed or Typewritten)

the within Option, hereby irrevocably constituting and appointing
_________Attorney to transfer said Option on the books of the Company, with full power of substitution in the premises.


Dated:______________, 19____



                                            ________________________________**
                                            Signature of Registered Holder


Signature Guaranteed: ________________________________
                           Signature of Guarantor




--------------------
* The underlying Option contains restrictions on sale, assignment or transfer.

** Note: The signature of this assignment must correspond with the name as it appears upon the face of the Option in every particular, without alteration or enlargement or any change whatever.






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